EXHIBIT 10.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) is entered into as of this 8th day of October, 2009, by and among Internet Media Services, Inc., a company organized under the laws of the State of Delaware (the “Company”), and Document Security Systems, Inc., a New York corporation (“DSS”) which is acquiring shares of the Company’s Common Stock pursuant to the Asset Purchase Agreement (as defined in paragraph 2).

Recital

In connection with the Asset Purchase Agreement (as defined below), the Company and DSS wish to enter into this Agreement in order to confer upon DSS rights to register under the Securities Act of 1933, as amended (the “Act”) the shares of the Company ‘s Common Stock issued pursuant to the Asset Purchase Agreement.

Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants, and conditions set forth below, the Company and DSS hereby agree as follows:

1.	Registration Rights of Purchasers

The Company hereby grants to DSS the Registration Rights contained herein. The Company and DSS agree that the registration rights provided herein, and the Asset Purchase Agreement set forth the sole and entire agreement on such subject matter between the Company and DSS.

2.	Definitions

As used in this Agreement (including the recitals hereto):

(a)           The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement or such other procedure as may hereafter be required to permit the public offering of securities under the Act;

(b)           The term “Company” refers to Internet Media Services, Inc., a corporation organized under the laws of the State of Delaware, and to any successor of the Company;

(c)           The term “Asset Purchase Agreement” means that certain Asset Purchase Agreement dated of even date herewith between Lester Levin Inc., a New York corporation (“LLI”) and the Company, to which this Agreement is attached as Exhibit D by and between the Company and the signatories thereto, whereby the Company is selling Shares to DSS;

(d)           The term “Registrable Securities” means (a) any and all of the shares of the Company’s Common Stock issued to DSS pursuant to the Asset Purchase Agreement (the “Shares”), (b) any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Shares; provided, however, that any Registrable Securities disposed of by any Holder or person pursuant to one or more registration statements under the Act (including a transaction pursuant to a registration statement under this Agreement), or pursuant to Rule 144 promulgated under the Act shall thereafter cease to be Registrable Securities hereunder;

(e)           The term “Holder” means any Purchaser of Registrable Securities under the Asset Purchase Agreement or any permitted transferee of Registrable Securities

(f)            The term “Common Stock means the Company’s common stock, par value $.001 per share.

(g)           The term "Registration Statement(s)" means a registration statement(s) of the Company under the Act.

3.	Registration

(a)           Registration Statement.

(i)  Promptly following the Closing but no later than one-hundred and eighty (180) days after the Closing Date, the Company shall prepare and file with the Securities and Exchange Commission (“SEC”) one Registration Statement on Form S-1 (or, such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to DSS’s consent) (the "Intial Registration Statement"), covering the resale of all the Registrable Securities and the dividend of all the Registrable Securities to DSS’s shareholders (the "Target Registration Amount").

(ii)  In the event that any Registration Statement filed hereunder shall (when combined with any previous Registration Statements that are current and effective) register a number of shares of Common Stock which less than the Target Registration Amount (a “Target Registration Shortfall”), then the unregistered portion of the Target Registration Amount (the “Target Registration Shortfall Amount”) shall be included in the next Additional Registration Statement (in accordance with Section 3(c) below).

(iii) Any Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statements shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of DSS. The Registration Statements (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to DSS and its counsel at least five (5) business days prior to its filing or other submission.

(b)           Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold, transfer taxes, the fees and expenses of counsel to DSS and DSS’s other out-of-pocket expenses in connection with the registration.

(c)           Effectiveness.

(i) The Company shall use commercially reasonable efforts to have a Registration Statement covering the Target Registration Amount as soon as practicable.  Notwithstanding anything to the contrary herein, the Company shall have the Registration Statement declared effective with respect to at least twenty percent (20%) of the Registrable Securities as soon as practicable but no later than October 1, 2010.

(ii) In the event of a Target Registration Shortfall (the date of each of which is referred to as a “Registration Trigger Date”), the Company shall file a new Registration Statement (an “Additional Registration Statement”), so as to cover the remaining Registrable Securities as of the Registration Trigger Date.  The Company shall prepare and file each Additional Registration Statement as soon as practicable following any Registration Trigger Date, but not later than not later than the later of (i) the date that is sixty (60) days after the date substantially all (as such term is then interpreted by the SEC) of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date that is six (6) months following the date of effectiveness of the most recently effective Registration Statement or Additional Registration Statement filed hereunder. The Company shall use its commercially reasonable efforts to cause such new Registration Statement to become effective within ninety (90) days filing.

(iii)  Each Registration Statement shall remain effective so long as is necessary to permit DSS to distribute the Registrable Securities to its shareholders or otherwise without further registration.  The Company shall notify DSS by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide DSS with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

4.	Due Diligence Review; Information.

The Company shall make available, during normal business hours, for inspection and review by the Holders, advisors to and representatives of the Holders, all financial and other records, all SEC filings, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Holders or any such representative, advisor or underwriter in connection with any Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of any Registration Statement for the sole purpose of enabling the Holders and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of any Registration Statement.

5.	Registration Procedures

In connection with the registration of shares of Registrable Securities, the Company will at its expense:

(a)           Prepare and file with the SEC any Registration Statements with respect to such Registrable Securities and use its best efforts to cause such Registration Statements to be declared and remain effective until the securities covered by such Registration Statement have been sold, and, as expeditiously as possible, prepare and file with the SEC such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to effect compliance with the Act and to keep such Registration Statement effective until the securities covered by it have been sold;

(b)           As expeditiously as possible, furnish to the Holders of Registrable Securities participating in such registration such reasonable number of copies of the Registration Statements, exhibits and amendments thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and/or Holders of Registrable Securities may reasonably request in order to facilitate the public offering of such securities, but only while the Company is required under the provisions hereof to keep the Registration Statements effective.  The Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such prospectus or any supplement thereto.

(c)           Use its best efforts to register or qualify the securities covered by such Registration Statements under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request within 30 days following the original filing of such Registration Statements and to do any and all other acts and things that may be reasonably necessary or desirable to enable the selling Holders to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities owned by the selling Holder;

(d)           Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(e)           Notify in writing such Holders promptly (i) of any comments by the SEC with respect to such Registration Statement or prospectus, or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(f)           Prepare and file with the SEC promptly upon the request of any such Holders, any amendments or supplements to such Registration Statement or prospectus which, in the reasonable opinion of counsel for such Holders, is required under the Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders;

(g)           Prepare and promptly file with the SEC, and promptly notify such Holders of the filing of such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(h)           In case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in effect may no longer be used under the Act, prepare promptly upon request such amendment or amendments to such Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of the Act;

(i)           Advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or any post-effective amendment thereto or the initiation or threatening of any proceeding for the purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain at the earliest practicable date its withdrawal if such stop order should be issued;

(j)           Not file any Registration Statement or any amendment or supplement to such Registration Statement or prospectus to which counsel for a majority in interest of such Holders has reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules and regulations thereunder, after having furnished a copy thereof to such counsel at least five (5) business days prior to the filing thereof; provided, however, that the failure of counsel for such Holders to review or object to any amendment or supplement to such Registration Statement or prospectus shall not affect the rights of Holder-Underwriters under Section 7(a) hereof;

(k)           At the request of any such Holder and to each underwriter, if any, furnish on the effective date of the Registration Statement the letter specified in subparagraph (ii) below, and, on the effective date, or, if the registration includes an underwritten public offering, at such closing, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the Holder or Holders making such request, covering such matters with respect to any Registration Statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of the opinions of issuer’s counsel provided to underwriters in underwritten public offerings, and (ii) a letter dated each such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent certified public accountants within the meaning of the Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the Registration Statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Act, and additionally covering such other financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to such Registration Statement and prospectus, as the underwriters or such requesting Holder or Holders may reasonably request;

(l)           Refrain from making any sale or distribution of its equity securities, for the sale of such securities, during the period commencing seven (7) days prior to, and expiring 90 days after, the date any registration statement becomes effective and to obtain from each officer, director, shareholder owning 5% or more of the Company’s outstanding equity securities a commitment substantially equivalent to that contained in this Section 5(l) hereof;

(m)           Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC;

(n)           Provide a transfer agent and registrar (which may be the same entity) for the shares of the Company ‘s Common Stock;

(o)           Issue to any underwriter to which any Holder may sell shares in such offering certificates evidencing shares of the Company’s Common Stock; and

(p)           List the Registrable Securities being registered on any national securities exchange on which any shares of the Company’s Common Stock is listed or, if any shares of the Company’s common stock are not listed on a national securities exchange, qualify the Registrable Securities being registered for inclusion on the OTC Bulletin Board, or a successor quotation system.

(q)           Deliver promptly to each Holder participating in the offering copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to any Registration Statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary. Such investigation shall include access to books, and properties and opportunities to discuss the business of the Company with its officers and independent auditors.

6.	Delay of Registration

No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

7.	Indemnification

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder (and, if applicable, each officer, director and/or general partner of such Holder) of Registrable Securities with respect to which a Registration Statement has been filed under the Act pursuant to this Agreement, each underwriter of any of the Registrable Securities included in such Registration Statement, and each person, if any, who controls any such Holder or underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act “) (hereinafter collectively referred to as the “ Holder-Underwriters”), and to reimburse each such Holder-Underwriter, with respect to the following:

(i)           against any loss, liability (joint or several), claim, damage and expense arising out of any misstatement of a material fact or alleged misstatement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, unless such misstatement of a material fact or omission was made in reliance upon and in conformity with written information furnished to the Company by any Holder expressly for use in connection with such registration; or

(ii)           against any legal or other expenses reasonably incurred by the Holder-Underwriters in connection with investigating or defending any such loss, claim, damage, liability, or action provided, however, this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld).

In no case shall the Company be liable under this indemnity agreement with respect to any loss, liability, claim, damage or expense with respect to any claim made against any Holder-Underwriter unless the Company shall be notified in writing or otherwise becomes aware of the nature of the claim within a reasonable time after such Holder-Underwriter’s knowledge of the assertion thereof, but failure to so notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of this indemnity agreement. In case of any such notice the Company shall be entitled to participate at its expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense such defense shall be conducted by counsel chosen by it and approved by the Holder-Underwriter or Holder-Underwriters and other defendant or defendants, if any, in any suit so brought, which approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any suit and retain such counsel and such defense is diligently pursued the Holder-Underwriter or Holder-Underwriters and other defendant or defendants, if any, in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by them other than for the reasonable cost of monitoring such defense; provided, however, that in the event of any conflict of interest between the Company and any Holder that requires the Holder to retain separate counsel, the Company shall bear the fees and expenses of such separate counsel.

(b)           To the extent permitted by law, each Holder severally will indemnify and hold harmless the Company, each officer and director of the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act, each underwriter of Registrable Securities included in any Registration Statement which has been filed under the Act pursuant to this Agreement, each person, if any, who controls such underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each other Holder, and each person controlling such other Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any loss, liability, claim, damage and expense described in subparagraphs (a)(i) through (a)(ii), inclusive, of this Section 7, but only with respect to and to the extent such loss, liability, claim, damage or expense arises out of or is caused by a misstatement of a material fact or omission or alleged misstatement of a material fact or omission made in such Registration Statement, preliminary prospectus, final prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such registration; provided, however, that the obligations of each such Holder hereunder shall be limited to an amount equal to the net proceeds to such Holder of Registrable Securities sold as contemplated herein. In case any action shall be brought against the Company or any person so indemnified pursuant to the provisions of this subparagraph (b) and in respect of which indemnity may be sought against any Holder, the Holders from whom indemnity is sought shall have the rights and duties given to the Company, and the Company and the other persons so indemnified shall have the rights and duties given to the persons entitled to indemnification by the provisions of subparagraph (a) of this Section 7.

(c)           No indemnifying party in the defense of any such claim or litigation, shall, except with the consent of each indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)           If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such pro-portion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand (taking into consideration the fact that the provision of the registration rights hereinafter is a material inducement to the Holders to purchase the shares of Common Stock under the Asset Purchase Agreement) and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Holder shall be required to pay, whether by indemnification or contribution, an aggregate amount in excess of the net proceeds received by such Holder in the Sale of Registrable Securities hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.	Information by Holder

The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

9.	Rule 144 Reporting

With a view to making available to the Holders the benefits of Rule 144, as it may be amended from time to time, any future similar rules or regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration or a simplified form of registration statement, the Company agrees to use its best efforts at all times to:

(a)           Make and keep public information available, as those terms are understood and defined in SEC Rule 144;

(b)           File with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act;

(c)           Furnish to each Holder, so long as it holds any Registrable Securities, forthwith upon its request (i) a written statement by the Company as to its compliance with the public information requirements of said Rule 144 and the reporting requirements of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the sale of any such securities without registration.

10.	Transfer of Registration Rights

The rights to cause the Company to register securities granted by the Company under this Agreement may be assigned by any holder of Registrable Securities to a transferee or assignee of Registrable Securities in a transaction other than a distribution to the public; provided that the Company is given written notice by such holder of Registrable Securities at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

11.	Entire Agreement

This Agreement, the Asset Purchase Agreement and the agreements entered into in connection therewith, constitutes the entire agreement among the parties as to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12.	Governing Law

This Agreement shall be governed by and construed under the laws of the State of New York as those laws are applied by New York courts to agreements among New York State residents entered into and to be performed entirely within the State of New York.

13.	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.	Title and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

15.	Notices

Any notice required or permitted under this Agreement shall be given in writing and shall be (i) hand delivered, (ii) sent by a nationally recognized overnight courier for next business day delivery or (iii) sent by telephone facsimile transmission (with prompt oral confirmation of receipt) as follows

If to Company:

Internet Media Services, Inc.
4553 Glencoe Ave, Suite 325
Marina del Rey, California 90292
Attention:  Raymond Meyers
Telecopy No.: (310) 482-6969

with a copy to:

Law Office of Gary A. Agron
5445 DTC Parkway, Suite 520
Greenwood Village, Colorado 80111
Attention:       Gary A. Agron
Telecopy No.:  (303) 770-7257

If to DSS:

Document Security Systems, Inc.
28 East Main Street, Suite 1525
Rochester, New York 14614
Attention:      Patrick White, Chief Executive Officer
Telecopy No.:  (585) 325-2977

with a copy to:

Woods Oviatt Gilman LLP
700 Crossroads Building
Rochester, NY 14614
Attention: Gregory W. Gribben, Esq.
Telecopy No.:  (585) 987-2975

or at such other address as such party may designate by five days’ advance written notice to the other party. The date of giving of any such notice shall be the date of hand delivery, the business day sent by telephone facsimile, and the day after delivery to the overnight courier service.

16.	Amendments and Waivers

This Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of (i) the Company and (ii) the Holders of at least 51% of the then outstanding Registrable Securities; provided that no such amendment or waiver of any term of this Agreement shall affect any outstanding Registrable Securities on a disproportionate basis without the specific written consent of each Holder affected thereby. Any amendment or waiver effected in accordance with this paragraph (including any agreement which fully restates the subject matter hereof and is intended to supersede the provisions of this Agreement in its entirety and render this Agreement of no further force or effect) shall be binding upon each holder of any securities subject to this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INTERNET MEDIA SERVICES, INC.

By:	/s/ Raymond Meyers
Raymond Meyers
President

DOCUMENT SECURITY SYSTEMS, INC.

By:	/s/ Patrick White
Patrick White
President